Exhibit 10.2
ROBERT P. ROTHENBERG
ANSONIA LLC
1775 BROADWAY
NEW YORK, NY 10019
As of July 15, 2001
Tarragon Realty Investors, Inc.
PB Acquisition Corp.
1775 Broadway, 23rd Floor
New York, NY 10019

Re:	Partnership Interest Agreement, dated as of
November 25, 1997, between PB Acquisition Corp. (“PB”),
Robert P. Rothenberg, Ansonia LLC (“ALLC”) and
Tarragon Realty Investors, Inc. (as successor-by-
merger to National Income Realty Trust) (the “Agreement”)
Gentlemen:
     Reference is made to the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
     Paragraph 4 (a) of the Agreement is hereby modified so that 100% of the portion of the Contribution Amount (which will equal $5,558,386 as of August 31, 2001) attributable to the interests of Rothenberg, Spitz and Mael in ALLC shall be paid by delivery of Promissory Notes in the form annexed hereto as Exhibit A (the “100% Notes”) and 75% of the Contribution Amount attributable to the interests of Richard and Rebecca Frary in ALLC shall be paid by delivery of Promissory Notes in the form annexed hereto as Exhibit B (the “75% Notes”). The interest rate of the 100% Notes shall be 12% per annum, compounded monthly, in the first year, and shall increase by 1/2% per annum in each year thereafter during the term of the Notes. The interest rate of the 75% Notes shall be 12% per annum compounded monthly. The 100% Notes and the 75% Notes shall be secured by the membership interests in ALLC held by the respective payors thereof.
     Receipt by PB of the 100% Note, the 75% Notes and Frary’s cash portion of the Contribution Amount shall be treated as reduction in the “Invested Capital” of PB, under this Agreement, and as a return to PB of capital previously contributed by PB to the Partnership.

     Section 4.2.1 of the Limited Partnership Agreement of the Partnership is hereby amended to read as follows:
First, to PB and ALLC, pro rata in proportion to their respective Percentage Interests, until such time as each has received a return on its Unreturned Capital Contribution (which, in the case of ALLC shall mean, as of August 31, 2001, the Contribution Amount) at the rate of ten and one-half percent (10 1/2%) per annum, compounded monthly.
     Section 4.2.2 of the Limited Partnership Agreement of the Partnership is hereby amended to read as follows:
Next, to PB and ALLC, pro rata in proportion to their respective Percentage Interests, until each has received an amount equal to its Unreturned Capital Contribution.
     The Partnership is authorized and directed to withhold distributions payable to ALLC and/or its members, and to apply such amount to amounts due under the 100% Notes and the 75% Notes.
     Except as set forth above, the Agreement remains unmodified and in full force and effect. Kindly indicate your agreement with the foregoing by countersigning a copy of this letter where indicated below and returning it to the undersigned. This letter may be executed in any number of counterparts which, when taken together, shall constitute one original instrument.

Very truly yours,

/s/ Robert P. Rothenberg

Robert P. Rothenberg

ANSONIA LLC

By:	/s/ Robert P. Rothenberg

Robert P. Rothenberg
Manager

AGREED AND ACCEPTED:

TARRAGON REALTY INVESTORS, INC.

By:	/s/ Charles D. Rubenstein

Charles D. Rubenstein, E.V.P.

PB ACQUISITION CORP.

By:	/s/ Charles D. Rubenstein

Charles D. Rubenstein, E.V.P.

Members:

TRUST FBO AYELET MAEL

By:	/s/ Lynn Mael, trustee

Lynn Mael, Trustee

TRUST FBO JONATHAN MAEL

By:	/s/ Lynn Mael, trustee

Lynn Mael, Trustee

TRUST FBO DANIELLA MAEL

By:	/s/ Lynn Mael, trustee

Lynn Mael, Trustee

TRUST FBO JORDANA MAEL

By:	/s/ Lynn Mael, trustee

Lynn Mael, Trustee

/s/ Joel Mael

Joel Mael

/s/ Richard S. Frary

Richard S. Frary

/s/ Rebecca S. Frary

Rebecca S. Frary

/s/ Saul Spitz

Saul Spitz

/s/ Eileen Swenson

Eileen Swenson